Exhibit 10.1

INNVENTURE, INC.
NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Innventure, Inc. (the “Company”) hereby grants to the Participant the number of Restricted Stock Units (“RSUs”) set forth below under the Innventure, Inc. 2024 Equity and Incentive Compensation Plan (the “Plan”).  The RSUs are subject to all of the terms and conditions in this Notice of Grant of Restricted Stock Units (this “Grant Notice”), in the Restricted Stock Units Agreement attached hereto (the “Agreement”) and in the Plan.  Capitalized terms used, but not otherwise defined, in this Grant Notice will have the meanings given to such terms in the Plan or Agreement, and the Plan and the Agreement are hereby incorporated by reference into this Grant Notice.  If there are any inconsistences between this Grant Notice or the Agreement and the Plan, the terms of the Plan shall govern.

Participant:	[Name]
Type of Grant:	Restricted Stock Units
Date of Grant:	[Grant Date]
Number of RSUs:	[#]
Vesting Schedule:
Subject to the conditions set forth in the Agreement, including but not limited to the Participant’s continuous service to the Company or a Subsidiary until the applicable vesting date, the RSUs shall vest as follows: [________].

INNVENTURE, INC.

Restricted Stock Units Agreement

Innventure, Inc. (the “Company”) has granted, pursuant to the Innventure, Inc. 2024 Equity and Incentive Compensation Plan (the “Plan”), to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement is attached (together with the Grant Notice, this “Agreement”) an award of Restricted Stock Units as set forth in such Grant Notice, subject to the terms and conditions set forth in this Agreement.

1.           Certain Definitions.  Capitalized terms used, but not otherwise defined, in this Agreement will have the meanings given to such terms in the Plan.  As used in this Agreement:

(a)
“Cause” shall mean “Cause” (or a term of substantively similar meaning) as defined in an individual employment or consulting agreement in effect as of the Date of Grant between the Participant and the Company or any Subsidiary (a “Service Agreement”) or as set forth in a severance plan in which the Participant participates as of the Date of Grant, if any, in each case, or, if the Participant does not have a Service Agreement or participate in such executive severance plan as of the Date of Grant (or such Service Agreement or plan does not define “Cause”), then “Cause” shall mean (i) the Participant’s commission of, conviction for, or plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (ii) the Participant’s conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its affiliates in any material way, (iii) the Participant’s material failure to perform duties as reasonably directed by the Company or the Participant’s material violation of any rule, regulation, policy or plan for the conduct of any service provider to the Company or its affiliates or its or their business (which, if curable, is not cured within 30 days after notice thereof is provided to the Participant) or (iv) the Participant’s gross negligence, willful malfeasance or material act of disloyalty with respect to the Company or its affiliates.

(b)
“Disability” (or similar terms) shall mean a circumstance in which the Participant is unable to perform the Participant’s duties to the Company or its affiliates by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can reasonably be expected to last for a continuous period of not less than six months.

(c)
“Good Reason” shall have the meaning set forth in the Participant’s Service Agreement or set forth in a severance plan in which the Participant participates as of the Date of Grant, if any, or, if the Participant does not have a Service Agreement or participate in such severance plan as of the Date of Grant (or such Service Agreement or plan does not define “Good Reason”), then “Good Reason” shall mean the occurrence of any of the following events without the Participant’s express written consent: (i) an involuntary material reduction in the Participant’s then-current base salary or base pay; (ii) a material diminution in the Participant’s authority, duties or responsibilities; (iii) a mandatory relocation of the Participant’s primary work location to a location more than 50 miles from the Participant’s work location as of the date of this Agreement; or (iv) a material breach by the Company of the terms of this Agreement or any other material agreement with the Participant.  To terminate the Participant’s service for Good Reason, the Participant must provide written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within 90 days of the initial existence of such grounds and the Company must have at least 30 days from the date on which such notice is provided to cure such circumstances.  If the Participant does not terminate the Participant’s service for Good Reason within 30 days after the expiration of the Company’s cure period, then the Participant will be deemed to have waived the Participant’s right to terminate for Good Reason with respect to such grounds.

2.            Grant of RSUs.  Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company has granted to the Participant, as of the Date of Grant, the number of RSUs set forth in the Grant Notice.  Each RSU shall represent the right of the Participant to receive one share of Common Stock subject to and upon the terms and conditions of this Agreement.

3.           Restrictions on Transfer of RSUs.  Subject to Section 15 of the Plan, neither the RSUs evidenced hereby nor any interest therein or in the shares of Common Stock underlying such RSUs shall be transferable prior to payment to the Participant pursuant to Section 6 hereof other than by will or pursuant to the laws of descent and distribution.

4.            Vesting of RSUs.

(a)
The RSUs shall vest in accordance with the Vesting Schedule set forth in the Grant Notice (the period from the Date of Grant until the last applicable vesting date, the “Vesting Period”).  Any RSUs that do not so become vested will be forfeited, including, except as provided in Sections 4(b) or 4(c) below, if the Participant ceases to provide continuous service to the Company or a Subsidiary for any reason prior to the end of the Vesting Period. For purposes of this Agreement, “continuous service” (or substantially similar terms) means the absence of any interruption or termination of the Participant’s employment or consulting relationship, as applicable, with the Company or a Subsidiary.  Continuous service shall not be considered interrupted or terminated in the case of transfers between locations of the Company and its Subsidiaries.

(b)
Notwithstanding Section 4(a) above, upon the Participant’s death or Disability, in each case prior to the end of the Vesting Period, the RSUs (to the extent not previously forfeited) shall vest in full.

(c)
Notwithstanding Section 4(a) above, in the event of a Change in Control that occurs prior to the end of the Vesting Period, the RSUs (to the extent not previously forfeited) shall become vested and payable in accordance with Section 5 below.

5.            Effect of a Change in Control.

(a)
Notwithstanding Section 4(a) above, if at any time before the end of the Vesting Period or forfeiture of the RSUs, and while the Participant is continuously providing service to the Company or a Subsidiary, a Change in Control occurs, then all of the RSUs will become vested, except to the extent that a Replacement Award is provided to the Participant in accordance with Section 5(b) to continue, replace or assume the RSUs covered by this Agreement (the “Replaced Award”) immediately prior to (and contingent upon) the Change in Control.

(b)
For purposes of this Agreement, a “Replacement Award” means an award (i) of the same type (e.g., time-based restricted stock units) as the Replaced Award, (ii) that has a value at least equal to the value of the Replaced Award, (iii) that relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, (iv) if the Participant holding the Replaced Award is subject to U.S. federal income tax under the Code, the tax consequences of which to such Participant under the Code are not less favorable to such Participant than the tax consequences of the Replaced Award, and (v) the other terms and conditions of which are not less favorable to the Participant holding the Replaced Award than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent termination of service or Change in Control).  A Replacement Award may be granted only to the extent it does not result in the Replaced Award or Replacement Award failing to comply with or be exempt from Section 409A of the Code.  Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the two preceding sentences are satisfied.  The determination of whether the conditions of this paragraph are satisfied will be made by the Board or Committee, as constituted immediately before the Change in Control, in its sole discretion.

(c)
If, within 12 months after receiving a Replacement Award, the Participant experiences a termination of service with the Company or a Subsidiary (or any of their successors) (as applicable, the “Successor”) by reason of a termination by the Successor without Cause or by the Participant for Good Reason during the remaining vesting period for the Replacement Award, the Replacement Award shall immediately vest.

6.            Form and Time of Payment of RSUs.

(a)
Payment for the RSUs, after and to the extent they have become vested, shall be made in the form of one share of Common Stock for each vested RSU.  Payment shall be made no later than March 15 of the calendar year following the calendar year in which the date that the RSUs become vested pursuant to Section 4 hereof.

(b)	In all events, payment for the RSUs (to the extent vested) shall be made within the short-term deferral period for purposes of Section 409A of the Code.

(c)	The Company’s obligations to the Participant with respect to the RSUs will be satisfied in full upon the issuance of shares of Common Stock corresponding to such RSUs.

7.            Dividend Equivalents; Voting and Other Rights.

(a)
The Participant shall have no rights of ownership in the shares of Common Stock underlying the RSUs and no right to vote the shares of Common Stock underlying the RSUs until the date on which the shares of Common Stock underlying the RSUs are issued or transferred to the Participant pursuant to Section 6 above.

(b)
From and after the Date of Grant and until the earlier of (i) the time when the RSUs become vested and are paid in accordance with Section 6 hereof and (ii) the time when the Participant’s right to receive shares of Common Stock in payment of the RSUs is forfeited in accordance with Section 4 hereof, on the date that the Company pays a cash dividend (if any) to holders of shares of Common Stock generally, the Participant shall be credited with cash per RSU equal to the amount of such dividend.  Any amounts credited pursuant to the immediately preceding sentence shall be subject to the same applicable terms and conditions (including vesting, payment and forfeitability) as apply to the RSUs based on which the dividend equivalents were credited, and such amounts shall be paid in cash at the same time as the RSUs to which they relate are settled.

(c)
The obligation of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver shares of Common Stock in the future, and the rights of the Participant will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

8.           Adjustments.  The number of shares of Common Stock issuable for each RSU and the other terms and conditions of the grant evidenced by this Agreement are subject to mandatory adjustment, including as provided in Section 11 of the Plan.

9.            Taxes.  To the extent that the Company is required to withhold federal, state, local, or foreign taxes or other amounts in connection with any payment made or benefit realized by the Participant under this Agreement, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld.  If the Participant’s benefit is to be received in the form of shares of Common Stock, then, unless otherwise determined by the Committee, the Company will withhold shares of Common Stock having a value equal to the amount required to be withheld.  The shares of Common Stock used for tax or other withholding will be valued at an amount equal to the fair market value of such shares of Common Stock on the date the benefit is to be included in the Participant’s income. In no event will the market value of Common Stock to be withheld pursuant to this Section 9 to satisfy applicable withholding taxes or other amounts exceed the minimum amount of taxes required to be withheld. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to guarantee any particular tax result for the Participant with respect to any payment provided to the Participant hereunder, and the Participant shall be responsible for any taxes imposed on the Participant with respect to any such payment.

10.          Compliance with Law.

(a)
The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, that notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any shares of Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

(b)
Notwithstanding anything in this Agreement to the contrary, (i) nothing in this Agreement or otherwise limits the Participant’s right to any monetary award offered by a government-administered whistleblower award program for providing information directly to a government agency (including the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act or The Sarbanes-Oxley Act of 2002) and (ii) nothing in this Agreement prevents the Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity the Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

11.          Compliance With Section 409A of the Code.  To the extent applicable, it is intended that this Agreement and the Plan comply with or be exempt from the provisions of Section 409A of the Code.  This Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force or effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant).  Notwithstanding the foregoing, the Company is not guaranteeing any particular tax outcome, and the Participant shall remain solely liable for any and all tax consequences associated with the RSUs.

12.          Interpretation.  Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section 409A by the U.S. Department of the Treasury or the Internal Revenue Service.

13.          No Right to Future Awards or Service.  The grant of the RSUs under this Agreement to the Participant is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards.  The grant of the RSUs and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law.  Nothing contained in this Agreement shall confer upon the Participant any right to provide service or continue to provide service to the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the service or adjust the compensation of the Participant.

14.         Relation to Other Benefits.  Any economic or other benefit to the Participant under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Participant may be entitled under any other compensatory arrangement maintained by the Company or any of its Subsidiaries.

15.         Amendments.  Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of the Participant under this Agreement without the Participant’s written consent, and the Participant’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.

16.          Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

17.          Relation to Plan.  The RSUs granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan.  In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern.  The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.

18.        Clawback.  The Participant acknowledges and agrees that the terms and conditions set forth in the Innventure, Inc. Compensation Clawback Policy (as may be amended and restated from time to time, the “Clawback Policy”) are incorporated in this Agreement by reference.  To the extent the Clawback Policy is applicable to the Recipient, it creates additional rights for the Company with respect to applicable compensation, including, without limitation, annual cash incentive compensation and long-term incentive compensation awards granted to the Participant by the Company.  Notwithstanding any provisions in this Agreement to the contrary, applicable compensation, including, without limitation, annual cash incentive compensation and long-term incentive compensation, will be subject to potential mandatory cancellation, forfeiture and/or repayment by the Participant to the Company to the extent the Participant is, or in the future becomes, subject to (i) any Company clawback or recoupment policy, including the Clawback Policy and any other policies that are adopted by the Company, whether to comply with the requirements of any applicable laws, rules, regulations, stock exchange listing standards or otherwise, or (ii) any applicable laws that impose mandatory clawback or recoupment requirements under the circumstances set forth in such laws, including as required by the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable laws, rules, regulations or stock exchange listing standards, as may be in effect from time to time, and which may operate to create additional rights for the Company with respect to awards and the recovery of amounts relating thereto.  By accepting the RSU award under the Plan and pursuant to this Agreement, the Participant consents to be bound by the terms of the Clawback Policy, if applicable, and agrees and acknowledges that the Participant is obligated to cooperate with, and provide any and all assistance necessary to, the Company in its efforts to recover or recoup other applicable compensation, including, without limitation, annual cash incentive compensation and long-term incentive compensation, that is subject to clawback or recoupment pursuant to such laws, rules, regulations, stock exchange listing standards or Company policy.  Such cooperation and assistance shall include, but is not limited to, executing, completing and submitting any documentation necessary to facilitate the recovery or recoupment by the Company from the Participant of any such amounts, including from the Participant’s accounts or from any other compensation, to the extent permissible under Section 409A of the Code.

19.         Electronic Delivery.  The Company may, in its sole discretion, deliver any documents related to the RSUs and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Participant’s consent to participate in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

20.         Governing Law.  This Agreement shall be governed by and construed with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

21.        Successors and Assigns.  Without limiting Section 3 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Participant, and the successors and assigns of the Company.

22.        Acknowledgement.  The Participant acknowledges that the Participant (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.

23.         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year indicated below.

INNVENTURE, INC.

By:

Name:
Title:
Date:

Participant Acknowledgment and Acceptance

By:

Print Name:
Date: